UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): September 20, 2016

MAGICSTEM GROUP CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36128	46-1504799
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Room 803, 8th Floor, Lippo Sun Plaza, Canton Road, Tsim Sha Tsui, Hong Kong
(Address of principal executive offices)

+ 852 2871 8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Effective September 20, 2016, we entered into a Share Exchange Agreement with Info-Nice Limited (“Info-Nice”), a Hong Kong company, and the sole shareholder of Info-Nice, pursuant to which we will seek to acquire all of the issued and outstanding common shares of Info-Nice and make it a wholly owned subsidiary of our company.  Info-Nice is a start-up company mainly focused on the agency and distribution of stem cell cryo preserved banking services in the Asia Pacific region.

Pursuant to the terms of the Share Exchange Agreement, we have agreed to acquire all of the issued and outstanding common shares of Info-Nice in exchange for the issuance by our company of 5,664,200 restricted shares of common stock.  Closing of the transaction is subject to a number of conditions, including but not limited to satisfactory completion of due diligence by the parties.

The foregoing description is a summary only and qualified by and subject to the actual terms and conditions of the Share Exchange Agreement dated September 20, 2016 attached hereto as Exhibit 10.1 and incorporated by reference into this report.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS.

10.1    Share Exchange Agreement dated September 20, 2016 among Magicstem Group Corp., Info-Nice Limited, and the Selling Shareholder of Info-Nice Limited.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated September 26, 2016

MAGICSTEM GROUP CORP.

By: /s/ Chi Man Ng
Chi Man Ng
President, Chief Executive Officer, and Director

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